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                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 333-112274


           Addendum to Prospectus Supplement Dated February 24, 2006

                                                           Dated: April 15, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------


Initial Interest Rate for the Bonds purchased during the latter half of April 2006 (April 15-30) are:

4-Year Floating Rate LIBOR Bond         5.25%
10-Year Floating Rate LIBOR Bond        5.35%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR          +   Number of basis points   =  Initial Interest Rate:
for April 15-30, 2006:        set by State of Israel      ---------------------
---------------------         at beginning of this
                              sales period:
                              ----------------------

5.25%                         0 basis points              5.25%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR          +   Number of basis points   =  Initial Interest Rate:
for April 15-30, 2006:        set by State of Israel      ---------------------
---------------------         at beginning of this
                              sales period:
                              ----------------------

5.25%                         10 basis points             5.35%


5-Year Floating Rate LIBOR Bond is not available.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the semi-monthly sales period of May 1, 2006 to May 14, 2006 will receive the rate and spread in effect for that sales period. A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.